UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2016

STREAMTRACK, INC.
(Exact name of registrant as specified in charter)

Wyoming	000-55140	26-2589503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 308-9151

______________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2016, StreamTrack, Inc. (the "Company"), entered into and closed an Asset Purchase Agreement with Electric Lightwave, LLC ("Electric Lightwave"), a wholly owned subsidiary of Integra Telecom Holdings, Inc. pursuant to which, Electric Lightwave purchased from the Company certain assets related to the Company's data center located in Santa Barbara, including equipment and inventory, for a purchase price of $150,000.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement between StreamTrack, Inc. and Electric Lightwave, LLC, a wholly owned subsidiary of Integra Telecom Holdings, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: February 25, 2016	By:	/s/ Michael Hill
	Name:	Michael Hill
	Position:	Chief Executive Officer